UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2023 (the “Signing Date”), Clean Vision Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Purchaser”) related to the Company’s sale of 10,000,000 shares (the “Common Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), to the Purchaser for an aggregate purchase price of $198,000. Although the Agreement was signed on the Signing Date, it did not become effective until the aggregate purchase price owed pursuant to the Agreement was paid by the Purchaser in cash to the Company on September 28, 2023.

Pursuant to the Agreement, the Company (i) issued and sold 10,000,000 Common Shares to the Purchaser at a purchase price of $0.0198 per Common Share and (ii) issued an additional 5,000,000 shares of restricted Common Stock to the Purchaser. Additionally, the Agreement requires the Company to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the 10,000,000 Common Shares no later than 45 days following the Signing Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and between the Company and the Purchaser effective September 28, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: October 3, 2023	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer